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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of RF Monolithics, Inc. on Form S-8 of our report dated October 17, 1997, appearing in the Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 1997.

DELOITTE & TOUCHE LLP

Dallas, Texas
July 21, 1998